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                                             AMENDMENT NO. 1, dated as of
                                    March 10, 2000 (this "Amendment No. 1"), to the Note and Warrant Purchase Agreement dated as of March 3, 2000 (the "Purchase Agreement"), among GREENFIELD ONLINE, INC., a Delaware corporation (the "Borrower"), and GREENFIELD HOLDINGS, LLC, a Delaware limited liability company (the "Purchaser").

                                    RECITALS

            The Borrower has requested that the Maturity Date (as defined in the Purchase Agreement) of the 10% Notes issued pursuant to the Purchase Agreement be extended to June 30, 2001. The Purchaser is willing to agree to such extension, but only on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

    Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms shall be accorded the definitions assigned to them in the Purchase Agreement.

    Section 2.  Amendments to the Purchase Agreement.

            2.1. Section 1 of the Purchase Agreement is hereby amended by deleting the reference to "June 30, 2000" in subclause (ii) of clause (a) thereof and replacing it with "June 30, 2001".

            2.2. The Purchase Agreement is hereby amended by adding a new
Section 4A thereto to read in its entirety as follows:

            "Section 4A.   Contingent Right To Additional Warrants.

            Notwithstanding anything to the contrary contained in the Financing Documents, if the Corporation has not repaid all of the principal and interest due on the 10% Notes on or prior to each date set forth below, then, not later than the fifth business day following such date, the Corporation shall issue to the Purchaser additional warrants (the "Contingent Warrants") to purchase the number of Class A Common Shares (as such number of Class A Common Shares may be adjusted for stock splits, stock dividends, split ups, combinations, reclassifications of Class A Common Shares, capital reorganizations, mergers or consolidations and other similar events) set forth opposite the corresponding date below (each such date, as applicable, shall be referred to as the "Contingent Warrant Effective Date"):
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                        September 30, 2000        34,965
                        December 31, 2000         34,965
                        March 31, 2001            34,965
                        June 30, 2001             34,965

            The exercise price at any time for each Class A Common Share subject to a particular Contingent Warrant shall be the fair market value of a Class A Common Share, as determined in good faith by the Corporation's Board of Directors, as of the applicable Contingent Warrant Effective Date. The exercise period for each Contingent Warrant shall be at any time or from time to time after the applicable Contingent Warrant Effective Date until and including the fifth anniversary thereof. The Contingent Warrants shall contain such other terms and conditions substantially as set forth in the form of Warrant attached hereto as Exhibit B."

    Section 3. Expenses. The Corporation hereby confirms its obligations under
Section 16 of the Purchase Agreement with respect to the payment of expenses, fees and other amounts thereunder in connection with this Amendment No. 1, the Contingent Warrants and the Class A Common Shares issued pursuant to exercise of the Contingent Warrants.

    Section 4. References to the Purchase Agreement. From and after the date hereof, all references in the Purchase Agreement and each of the other Financing Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Amendment No. 1.

    Section 5. No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement or any other Financing Document (or a consent to any such waiver, amendment, modification or other change), (ii) to be a consent to any transaction, (iii) to prejudice any right or rights which the Purchaser may have under the Purchase Agreement and/or any of the other Financing Documents, or
(iv) to entitle the Corporation to a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement or any other Financing Document (or a consent to any such waiver, amendment, modification or other change), or to a consent, in the future in similar or different circumstances.

    Section 6. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration and enforcement of this Amendment No. 1 or in order better to assure and confirm unto the Purchaser its rights and remedies hereunder and to permit the exercise thereof in compliance with applicable law.

                                      -2-
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    Section 7. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 1 shall be delivered in accordance with the notice provisions contained in the Purchase Agreement.

    Section 8. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.

    Section 9. Counterparts. This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

    Section 10. Applicable Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

                           [SIGNATURE PAGES FOLLOW]

                                      -3-
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed and delivered as of the day and year first above written.

                                    GREENFIELD ONLINE, INC.


                                    By: /s/ Jonathan A. Flatow
                                       -----------------------------------------
                                       Jonathan A. Flatow
                                       Secretary

                                    GREENFIELD HOLDINGS, LLC


                                    By: /s/ Jeffrey Horing
                                       -----------------------------------------
                                       Jeffrey Horing
                                       President